                                                                      Exhibit 14


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-84684) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.


                                              /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 5, 2004